Following is information about the computation of the earnings per share (EPS) data for the quarters ended September 30, 2001 and 2000:

                                                  For the Quarter Ended
                                                    September 30, 2001
                                          --------------------------------------
                                             Income        Shares      Per-Share
                                          (Numerator)  (Denominator)    Amount
                                          --------------------------------------
Basic EPS
Income available to common stockholders    $ 253,356     4,529,077     $   0.06
                                                                       ========
Effect of Diluted Securities - None

Diluted EPS
Income available to common stockholders
  plus assumed conversions                 $ 253,356     4,529,077     $   0.06
                                           =======================     ========


                                                  For the Quarter Ended
                                                    September 30, 2000
                                           -------------------------------------
                                             Income       Shares       Per-Share
                                           (Numerator) (Denominator)     Amount
                                           -------------------------------------
Basic EPS
Income available to common stockholders    $ 278,430     4,534,736     $   0.06
                                                                       ========
Effect of Diluted Securities - None

Diluted EPS
Income available to common stockholders
  plus assumed conversions                 $ 278,430     4,534,736     $   0.06
                                           =======================     ========

Following is information about the computation of the earnings per share (EPS) data for the first 9 months ended September 30, 2001 and 2000:

                                                    For the 9 months Ended
                                                       September 30, 2001
                                           -------------------------------------
                                             Income        Shares      Per-Share
                                           (Numerator)  (Denominator)    Amount
                                           -------------------------------------
Basic EPS
Income available to common stockholders    $1,327,401     4,529,396    $   0.29
                                                                       ========
Effect of Diluted Securities  - None

Diluted EPS
Income available to common stockholders
  plus assumed conversions                 $1,327,401     4,529,396    $   0.29
                                           ========================    ========

                                                  For the 9 months Ended
                                                    September 30, 2000
                                           -------------------------------------
                                              Income       Shares      Per-Share
                                           (Numerator)  (Denominator)    Amount
Basic EPS
Income available to common stockholders    $  836,694     4,541,860    $   0.18
                                                                       ========
Effect of Diluted Securities  - None

Diluted EPS
Income available to common stockholders
  plus assumed conversions                 $  836,694     4,541,860    $   0.18
                                           ========================    ========